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                                                                    Exhibit 99.2

                    [LETTERHEAD OF CIBC WORLD MARKETS CORP.]


The Board of Directors
Cell Pathways, Inc.
702 Electronic Drive
Horsham, Pennsylvania  19044

Members of the Board:

CIBC World Markets Corp. ("CIBC World Markets") hereby consents to the inclusion of the opinion letter of CIBC World Markets to the Board of Directors of Cell Pathways, Inc. ("Cell Pathways") as Annex C to, and to the reference thereto under the captions "SUMMARY - Opinion of Cell Pathways' Financial Advisor" and "BACKGROUND AND REASONS FOR THE MERGER - Opinion of Cell Pathways' Financial Advisor" in, the Proxy Statement of Cell Pathways, which forms a part of the Prospectus on Form S-4 of OSI Pharmaceuticals, Inc. ("OSI"), relating to the proposed merger transaction involving Cell Pathways and OSI. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                                    Very truly yours,

                                                    /s/ CIBC World Markets Corp.

                                                    CIBC WORLD MARKETS CORP.


New York, New York
March 6, 2003